                                                                      EXHIBIT 11

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                       YEARS ENDED DECEMBER 31,
                                                                --------------------------------------
                                                                   1995          1994         1993
                                                                -----------  ------------  -----------
                                                                            (IN THOUSANDS)
PRIMARY:
  INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                       $     8,819  $     8,288      ($8,362)
  EXTRAORDINARY ITEM                                                      -         (764)      (4,497)
                                                                -----------  -----------   ----------
  NET INCOME (LOSS)                                                   8,819        7,524      (12,859)
  DIVIDENDS APPLICABLE TO COMMON STOCK                                  700          700          700
                                                                -----------  -----------   ----------
  NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                        8,119  $     6,824     ($13,559)
                                                                ===========  ===========   ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING             18,530,338   18,447,059   18,355,454
                                                                ===========  ===========   ==========

EARNINGS (LOSS) PER COMMON SHARE:
  INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND                   $      0.44  $      0.41       ($0.49)
    AFTER DEDUCTION OF PREFERRED STOCK DIVIDENDS
EXTRAORDINARY ITEM                                                        -        (0.04)       (0.25)
                                                                -----------  -----------   ----------
NET INCOME (LOSS)                                               $      0.44  $      0.37       ($0.74)
                                                                ===========  ===========   ==========

FULLY DILUTED*
INCOME (LOSS) BEFORE EXTGRAORDINARY ITEM                        $     8,819  $     8,288      ($8,362)
EXTRAORDINARY ITEM                                                        -         (764)      (4,497)
                                                                -----------  -----------   ----------
NET INCOME (LOSS)                                                     8,819        7,524      (12,859)
DIVIDENDS APPLICABLE TO COMMON STOCK*                                   700          700          700
                                                                -----------  -----------   ----------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK                    $     8,118  $     6,824     ($13,559)
                                                                ===========  ===========   ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING             18,530,338   18,447,059   18,355,454
ASSUMED CONVERSION OF SENIOR PREFERRED STOCK                              -            -            -
   INTO COMMON STOCK*                                           -----------  -----------   ----------

ADJUSTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES                18,530,338   18,447,059   18,355,454
                                                                ===========  ===========   ==========

EARNINGS (LOSS PER COMMON SHARE:
  INCOME (LOSS) BEFORE EXTRADIONARY ITEM AND AFTER DEDUCTION    $      0.44  $      0.41       ($0.49)
   OF PREFERRED STOCK DIVIDENDS
EXTRAORDINARY ITEM                                                                 (0.04)       (0.24)
                                                                             -----------   ----------
NET INCOME (LOSS)                                               $      0.44  $      0.37       ($0.74)
                                                                ===========  ===========   ==========

*Conversion of the Redeemable Series A Convertible Preferred Stock is not assumed in the computation because its effect is antidilutive.